Amendment to

Transfer Agency Agreement

Between Jackson Variable Series Trust And

Jackson National Asset Management, LLC

This Amendment is made by and between Jackson Variable Series Trust, a Massachusetts business trust (the “Trust”) and Jackson National Asset Management, LLC, a Michigan limited liability company (“JNAM”).

Whereas, the Trust and JNAM (the “Parties”) entered into a Transfer Agency Agreement dated November 29, 2011, as amended (the “Agreement”), whereby JNAM agreed to render certain transfer agency and other services to units of beneficial interest in separate funds of the Trust (the “Funds”), as listed on Exhibit A of the Agreement, and the owners of record thereof.

Whereas, the Board of Trustees of the Trust (the “Board”) has approved Fund mergers and Fund name changes for certain Funds, as outlined below, effective June 24, 2019 (collectively, the “Fund Changes”):

Fund Mergers

1)

JNL/AQR Risk Parity Fund to merge into the JNL/T. Rowe Price Managed Volatility Balanced Fund of JNL Series Trust;

2)

JNL/BlackRock Global Long Short Credit Fund to merge into the JNL/Crescent High Income Fund of JNL Series Trust;

3)

JNL/Epoch Global Shareholder Yield Fund to merge into the JNL/The Boston Company Equity Income Fund of the Trust, which will be the JNL/Mellon Equity Income Fund, pursuant to the fund name change outlined below; and

4)

JNL/PPM America Long Short Credit Fund to merge into the JNL/PPM America High Yield Bond Fund of JNL Series Trust.

Fund Name Changes

1)

JNL/Neuberger Berman Risk Balanced Commodity Strategy Fund change to JNL/Neuberger Berman Commodity Strategy Fund;

2)

JNL/PIMCO Investment Grade Corporate Bond Fund change to JNL/PIMCO Investment Grade Credit Bond Fund; and

3)

JNL/The Boston Company Equity Income Fund change to JNL/Mellon Equity Income Fund.

Whereas, pursuant to Board approval of the Fund Changes, as outlined above, the Parties have agreed to amend the Agreement, effective June 24, 2019, to update the list of Funds to remove the merged Funds, and to update the Fund names in Exhibit A.

Now Therefore, in consideration of the mutual covenants herein contained, the Parties hereby agree to amend the Agreement as follows:

1)	Exhibit A to the Agreement is hereby deleted and replaced in its entirety with Exhibit A dated June 24, 2019, attached hereto.

2)	Each of the Parties represents and warrants to the others that it has full authority to enter into this Amendment, upon the terms and conditions hereof, and that the individual executing this Amendment is duly authorized to bind the respective party to this Amendment.

3)

This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Parties have caused this Amendment to be executed, effective June 24, 2019.

Attest:		Jackson Variable Series Trust

By:	/s/ Norma M. Mendez	By:	/s/ Kristen K. Leeman
	Norma M. Mendez	Name:	Kristen K. Leeman
		Title:	Assistant Secretary

Attest:		Jackson National Asset Management, LLC

By:	/s/ Norma M. Mendez	By:	/s/ Mark D. Nerud
	Norma M. Mendez	Name:	Mark D. Nerud
		Title:	President and CEO

Exhibit A

Dated June 24, 2019

Funds Class A & Class I Shares

JNL Conservative Allocation Fund
JNL Moderate Allocation Fund
JNL Institutional Alt 100 Fund
JNL iShares Tactical Moderate Fund
JNL iShares Tactical Moderate Growth Fund
JNL iShares Tactical Growth Fund
JNL/American Funds® Global Growth Fund
JNL/American Funds® Growth Fund
JNL/DFA U.S. Small Cap Fund
JNL/DoubleLine® Total Return Fund
JNL/Eaton Vance Global Macro Absolute Return Advantage Fund
JNL/FAMCO Flex Core Covered Call Fund
JNL/Lazard International Strategic Equity Fund
JNL/Mellon Equity Income Fund
JNL/Neuberger Berman Currency Fund
JNL/Neuberger Berman Commodity Strategy Fund
JNL/Nicholas Convertible Arbitrage Fund
JNL/PIMCO Investment Grade Credit Bond Fund
JNL/T. Rowe Price Capital Appreciation Fund
JNL/The London Company Focused U.S. Equity Fund
JNL/VanEck International Gold Fund
JNL/WCM Focused International Equity Fund

A-1